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Exhibit 99.1

        [ON COMMAND LOGO]

Contact:	Tad Walden Corporate Communications On Command Corporation (720) 873-3321 twalden@ocv.com
Chuck Ence Investor Relations On Command Corporation (720) 873-3356 cence@ocv.com

FOR IMMEDIATE RELEASE

On Command achieves 12.7% EBITDA increase in 2002

Video entertainment company meets guidance and achieves $5.9 million of positive free cash flow from operations for the twelve months ended December 31, 2002

  •
  On Command's fourth quarter and year-end conference call will take place at 4:00 pm EST on April 2, 2003. To participate, please dial (800) 309-9490 in the U.S. or (706) 634-6055 internationally at least ten minutes prior to the call. The conference ID is 9344361.

  •
  The fourth quarter and year-end conference call will be Web cast live at www.oncommand.com.

  •
  Replays are available via the Web site beginning April 3, 2003 after 7:00 pm EST and ending April 9, 2003 at 11:59 pm EST. Telephone replays will be available for the same period by dialing (800) 642-1687 in the U.S. or (706) 645-9291 internationally.

        Denver, Colorado, April 2, 2003—On Command Corporation (OTCBB: ONCO), a leading provider of in-room interactive services, business information and guest services for the lodging industry, today announced its financial results for the three months and year ended December 31, 2002.

        For the year ended December 31, 2002, the Company generated positive free cash flow from operations of $5.9 million (cash provided by operating activities of $61.7 million less cash used in investing activities of $55.8 million).

        On Command reported revenue for the fourth quarter and year ended 2002 of $59.2 and $238.4 million respectively. Quarter over quarter revenue increased 6.6% and was flat on a full year basis compared to 2001. EBITDA (defined as revenue less direct costs of revenue and other operating expenses, exclusive of depreciation and amortization, asset impairments and other charges, and relocation and restructuring charges) for the quarter and year end was $16.0 and $65.9 million, respectively, representing increases of 14.4% and 12.7%, respectively, from the corresponding periods in 2001.

        The Company reported a net loss attributed to common stockholders of $50.8 million and $90.0 million for the twelve months ended December 31, 2002 and 2001, a loss of $1.64 and $2.92 per share, respectively.

        Revenue per room for the fourth quarter increased to $21.95 from $20.35 for the same period in 2001. A key factor that enabled the company to achieve this increase was its continued strategy of adding proven products to its existing room base to build additional revenue per room while at the same time leveraging capital. During the fourth quarter of 2002, the Company added the digital music product to more than 38,000 rooms and TV Internet service to more than 15,000 rooms.

        Additional highlights for the fourth quarter include:

  •
  Increased quarter over quarter EBITDA margin (defined as EBITDA divided by total revenue) to 27.0% from 25.2%.

  •
  Installed Roommate digital platform in 7,600 rooms, bringing the total number of digital rooms to 291,000 or 33% of the total owned room base of 891,000.

  •
  Installed a digital upgrade in more than 43,600 hotel rooms, delivering an average uplift in room revenue of 17% compared to tape-based systems without the upgrade.

        "We are pleased to have finished the year 2002 within our established guidance that we communicated at the beginning of the year," said Chris Sophinos, president and chief executive officer of On Command. "Our solid performance in a weak economy is evidence that our strategic direction bore positive results. The modular upgrade program lowers our per room capital costs while increasing services, which raises per room revenue."

Business Outlook

        The Company will not be giving guidance for 2003.

About On Command

        On Command Corporation (www.oncommand.com) is a leading provider of in-room entertainment technology to the lodging and cruise ship industries. On Command is a majority-owned subsidiary of Liberty Satellite & Technology, Inc. (OTCBB: LSTTA, LSTTB).

        On Command entertainment services include: on-demand movies; television Internet services using high-speed broadband connectivity; television email; short form television features covering drama, comedy, news and sports; PlayStation video games; and music-on-demand services through Instant Media Network, a majority-owned subsidiary of On Command Corporation and the leading provider of digital on-demand music services to the hotel industry. All On Command products are connected to guest rooms and managed by leading edge video-on-demand navigational controls and a state-of-the art guest user interface system. The guest menu system can be customized by hotel properties to create a robust platform that services the needs of On Command hotel partners and the traveling public. On Command and its distribution network services more than 1,000,000 guest rooms, which touch more than 300 million guests annually.

        On Command's direct served hotel properties are located in the United States, Canada, Mexico, Spain, and Argentina. On Command distributors serve cruise ships operating under the Royal Caribbean, Costa and Carnival flags. On Command hotel properties include more than 100 of the most prestigious hotel chains and operators in the lodging industry: Accor, Adam's Mark Hotels & Resorts, Fairmont, Four Seasons, Hilton Hotels Corporation, Hyatt, Loews, Marriott (Courtyard, Renaissance, Fairfield Inn and Residence Inn), Radisson, Ramada, Six Continents Hotels (Inter-Continental, Crowne Plaza and Holiday Inn), Starwood Hotels & Resorts (Westin, Sheraton, W Hotels and Four Points), and Wyndham Hotels & Resorts.

        Certain of the above statements, other than statements relating to the historical performance of On Command, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the actual results, performance, or achievements of On Command, or industry results, to differ materially from future results, performance, or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors include, among others: General economic and business conditions, and trends in the travel and entertainment industries; Trends in hotel occupancy rates and business and leisure travel patterns, including the potential impacts that wars, terrorist activities, or other geopolitical events might have on such occupancy rates and travel patterns; Uncertainties inherent in the Company's efforts to renew or enter into agreements on acceptable terms with its significant hotel chain customers and their owned, managed and franchised hotels; The Company's ability to access quality movies, programming networks and other content on acceptable terms; The regulatory and competitive environment of the industry in which On Command operates; The potential impact that any negative publicity, lawsuits, or boycotts by opponents of mature-themed programming content distributed by the Company could have on the willingness of hotel industry participants to deliver such content to guests; The potential for increased government regulation and enforcement actions, and the potential for changes in laws that would restrict or otherwise inhibit the Company's ability to make mature-themed programming content available over its video systems; Uncertainties inherent in new business strategies such as the Company's recent efforts to expand its target market to include smaller hotels; Competitive threats posed by rapid technological changes; The development, provision and marketing of new platforms, such as the Roommate™ and MiniMate™ platforms, and customer acceptance, usage rates, and profitability of such platforms; The development and provision of new services such as the Company's television-based Internet service, short subject and digital music products, and customer acceptance and usage rates of such services; Uncertainties inherent in the Company's efforts to improve future operating results by increasing revenue and decreasing costs; Uncertainties inherent in the Company's efforts to more effectively manage capital expenditures; Uncertainties inherent in the Company's ability to execute planned upgrades of its video systems, including uncertainties associated with operational, economic and other factors; The ability of vendors to deliver required equipment, software and services; Availability of qualified personnel; Competitor responses to On Command's products and services, and the overall market acceptance of such products and services; The ability of On Command to restructure or refinance its revolving credit facility; And the ability of the Company to secure long-term financing on terms acceptable to the Company. These factors are also discussed in On Command's filings with the Securities and Exchange Commission, including its recent filings on Form 10-K and Form 10-Q. These forward-looking statements (and such risks, uncertainties and other factors) speak only as of the date hereof, and On Command expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, to reflect any change in On Command's expectations with regard thereto, or any other changes in events, conditions, or circumstances on which any such statement is based.

###

ON COMMAND CORPORATION

(An Indirect Consolidated Subsidiary of Liberty Media Corporation)

Consolidated Balance Sheets

	December 31,
	2002	2001
	(amounts in thousands)
Assets
Current assets:
Cash and cash equivalents	$4,501	$2,869
Accounts receivable (net of allowance for doubtful accounts of $1,087,000 in 2002 and $1,640,000 in 2001)	33,525	33,460
Other current assets	3,461	2,964

Total current assets	41,487	39,293

Property and equipment:
Video systems
In service	668,697	670,318
Construction in progress	37,511	53,754

	706,208	724,072
Support equipment, vehicles and leasehold improvements	26,245	27,148

	732,453	751,220
Accumulated depreciation	(457,482)	(442,757)

	274,971	308,463

Goodwill	65,580	65,580
Cost investments	3,298	6,759
Other assets, net	11,146	12,943

Total assets	$396,482	$433,038

(continued)

ON COMMAND CORPORATION

(An Indirect Consolidated Subsidiary of Liberty Media Corporation)

Consolidated Balance Sheets

(continued)

	December 31,
	2002	2001
	(amounts in thousands)
Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Accounts payable	$28,689	$21,021
Accounts payable to parent	1,906	711
Accrued compensation	6,433	5,511
Sales, use and property tax liabilities	4,585	5,144
Other accrued liabilities	7,987	6,678
Current portion of debt	833	909

Total current liabilities	50,433	39,974

Long-term debt	261,946	264,761
Other long-term liabilities	496	1,642

Total liabilities	312,875	306,377

Minority interest in consolidated subsidiary	259	117

Redeemable securities:
Mandatorily redeemable preferred stock	97,848	89,185
Common stock subject to repurchase obligation	2,333	4,125

Total redeemable securities	100,181	93,310

Stockholders' equity (deficit):
Preferred stock, $.01 par value; shares authorized—10,000,000; shares issued and outstanding—98,500 in 2002 and 2001	—	—
Common stock, $.01 par value; shares authorized—150,000,000; shares issued—30,973,989 in 2002 and 30,884,459 in 2001	310	309
Additional paid-in-capital	299,398	304,429
Accumulated other comprehensive loss	(4,533)	(5,115)
Accumulated deficit	(285,777)	(243,170)

	9,398	56,453
Common stock held in treasury, at cost (119,500 in 2002 and zero in 2001)	(1,344)	—
Note receivable from stockholder	(24,887)	(23,219)

Total stockholders' equity (deficit)	(16,833)	33,234

Commitments and contingencies
Total liabilities and stockholders' equity (deficit)	$396,482	$433,038

ON COMMAND CORPORATION

(An Indirect Consolidated Subsidiary of Liberty Media Corporation)

Consolidated Statements of Operations

	Years ended December 31,
	2002	2000	2001
	(amounts in thousands, except per share amounts)
Net revenue:
Net room revenue	$226,621	$228,237	$248,918
Video system and equipment sales and other	11,776	11,172	16,462

Total net revenue	238,397	239,409	265,380

Direct costs of net revenue:
Content fees, commissions and other in-room services	115,021	112,605	116,418
Video system, equipment and other costs	6,533	7,343	7,762

Total costs of net revenue	121,554	119,948	124,180

Direct margin (exclusive of other operating expenses shown separately below)	116,843	119,461	141,200

Other operating expenses:
Operations support	25,589	30,738	31,245
Research and development	4,064	5,600	8,734
Selling, general and administrative	21,296	24,651	25,358
Depreciation and amortization	79,057	83,824	84,497
Asset impairments and other charges	8,850	709	1,123
Relocation and restructuring	—	17,041	6,108

Total other operating expenses	138,856	162,563	157,065

Loss from operations	(22,013)	(43,102)	(15,865)
Interest expense	(14,113)	(19,374)	(17,138)
Impairment of cost investments	(6,060)	(19,639)	(900)
Loss on settlement of litigation	—	(3,700)	(4,764)
Other income (expense)	23	467	47

Loss before income taxes	(42,163)	(85,348)	(38,620)
Income tax expense	(444)	(368)	(423)

Net loss	(42,607)	(85,716)	(39,043)
Dividends and accretion on mandatorily redeemable preferred stock and other	(8,215)	(4,259)	—

Net loss attributable to common stockholders	$(50,822)	$(89,975)	$(39,043)

Basic and diluted net loss per common share	$(1.64)	$(2.92)	$(1.28)

Basic and diluted weighted average number of common shares outstanding	30,917	30,797	30,483

ON COMMAND CORPORATION

(An Indirect Consolidated Subsidiary of Liberty Media Corporation)

Consolidated Statements of Cash Flows

	Years ended December 31,
	2002	2001	2000
	(amounts in thousands)
Cash flows from operating activities:
Net loss	$(42,607)	$(85,716)	$(39,043)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	79,057	83,824	84,497
Restructuring charges	—	4,909	—
Payments of restructuring costs	(1,241)	(1,819)	—
Asset impairments and other changes	8,850	709	1,123
Amortization of debt issuance costs	1,164	680	175
Impairment of cost investments	6,060	19,639	900
Loss on settlement of litigation	—	3,700	4,764
Other non-cash items	409	(131)	—
Changes in assets and liabilities, net of the non-cash effect of acquisitions and dispositions:
Accounts receivable	(460)	1,291	(4,076)
Other assets	(565)	(4,745)	(11,134)
Accounts payable	7,261	(20,872)	15,628
Accounts payable to parent	867	566	(909)
Accrued compensation	1,170	(2,234)	(112)
Sales, use and property tax liabilities	(572)	(207)	(1,199)
Other accrued liabilities	2,347	(862)	(2,575)

Net cash provided by operating activities	61,740	(1,268)	48,039

Cash flows from investing activities:
Capital expenditures	(54,391)	(85,428)	(110,822)
Cost investments and note receivable	(2,599)	(16,000)	(8,575)
Cash proceeds from dispositions, net of cash transferred	1,135	—	—

Net cash used in investing activities	(55,855)	(101,428)	(119,397)

Cash flows from financing activities:
Borrowings of debt	10,000	59,594	277,134
Repayments of debt	(12,862)	(42,779)	(212,224)
Repurchase of common stock pursuant to repurchase obligation	(1,344)	—	—
Proceeds from issuance of common and preferred stock	173	85,133	2,127

Net cash provided by (used in) financing activities	(4,033)	101,948	67,037

Effect of exchange rate changes on cash	(220)	48	(1,082)

Net increase (decrease) in cash and cash equivalents	1,632	(700)	(5,403)
Cash and cash equivalents, beginning of year	2,869	3,569	8,972

Cash and cash equivalents, end of year	$4,501	$2,869	$3,569

Reconciliation of EBITDA to
cash provided by operations:

	Year Ended December 31, 2002	% Of Total Revenue	Year Ended December 31, 2001	% Of Total Revenue	Year Ended December 31, 2001	% Of Total Revenue
EBITDA(1)	$65,894	27.6%	$58,472	24.4%	$75,863	28.6%

Consolidated Cash Flow Statement Data:
Net cash flow provided by (used in):
Operating activities	$61,740		$(1,268)		$48,039
Investing activities	$(55,855)		$(101,428)		$(119,397)
Financing activities	$(4,033)		$101,948		$67,037
Reconciliation of EBITDA to cash provided by operations:
EBITDA	$65,894		$58,472		$75,863
Interest expense	(14,113)		(19,374)		(17,138)
Relocation expense	—		(12,132)		(6,108)
Changes in working capital and other items	9,959		(28,234)		(4,578)

Cash flow provided by operating activities	$61,740		$(1,268)		$48,039

(1)
EBITDA, as defined by the Company, represents earnings before taxes, other income (expense), loss on settlement of litigation, impairment of cost investments, interest expense, relocation and restructuring expense, asset impairments and other charges, and depreciation and amortization. The most significant differences between EBITDA, as defined by the Company, and cash provided from operations, as determined in accordance with generally accepted accounting principles, are that changes in working capital and interest expense are not included in the calculation of EBITDA. EBITDA is presented because it is used by management to assess performance, and because it is a widely accepted financial indicator used by certain investors and analysts to analyze and compare companies. In addition, management believes EBITDA provides an important additional perspective on the Company's operating results and the Company's ability to service its long-term debt and fund the Company's investing activities. EBITDA is not intended to represent cash flows for the period, or to depict funds available for dividends, reinvestment or other discretionary uses. EBITDA has not been presented as an alternative to operating income or cash flows from operating activities, or as an indicator of operating performance, and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles in the United States of America. The Company's definition of EBITDA may differ from cash flow measurements provided by other public companies.

ON COMMAND CORPORATION QUARTERLY STATISTICS

	Q4 2002	Q3 2002	Q2 2002	Q1 2002	Q4 2001
Room Base Statistics
Total Hotels	3,380	3,383	3,421	3,443	3,440
Total Guest Pay Rooms	891,000	900,000	916,000	923,000	926,000
On-demand Rooms	874,000	880,000	890,000	895,000	893,000
% of total rooms	98.1%	97.8%	97.2%	97.0%	96.4%
Scheduled Rooms (all SpectraVision)	17,000	20,000	26,000	28,000	33,000
% of total rooms	1.9%	2.2%	2.8%	3.0%	3.6%
Domestic Rooms	792,000	801,000	808,000	816,000	819,000
% of total rooms	88.9%	89.0%	88.2%	88.4%	88.4%
International Rooms	99,000	99,000	108,000	107,000	107,000
% of total rooms	11.1%	11.0%	11.8%	11.6%	11.6%
Total Digital Rooms	291,000	275,000	264,000	240,000	217,000
Total Guest Programming Rooms	517,000	519,000	516,000	518,000	519,000
Operating Results & Statistics (in thousands)
Room Revenue	$55,227	$58,009	$59,131	$54,254	$52,878
Other Revenue	$3,997	$2,781	$1,869	$3,129	$2,656

Total Revenue	$59,224	$60,790	$61,000	$57,383	$55,534
Direct Expense	$31,331	$30,328	$30,516	$29,379	$28,196

Direct Margin	$27,893	$30,462	$30,484	$28,004	$27,338
Operations Expense	$6,260	$5,979	$6,958	$6,391	$8,172
Research & Development Expense	$886	$1,143	$1,078	$957	$1,283
SG&A Expense	$4,736	$5,847	$5,266	$5,447	$3,882

Total Operating Expenses	$11,882	$12,969	$13,302	$12,795	$13,337

EBITDA	$16,011	$17,493	$17,182	$15,209	$14,001

As a % of Total Revenue:
Direct Margin	47.1%	50.1%	50.0%	48.8%	49.2%
Operations	10.6%	9.8%	11.4%	11.1%	14.7%
Research & Development	1.5%	1.9%	1.8%	1.7%	2.3%
SG&A	8.0%	9.6%	8.6%	9.5%	7.0%
EBITDA	27.0%	28.8%	28.2%	26.5%	25.2%
Per Room per Month:
Total Room Revenue	$21.95	$22.86	$22.88	$21.08	$20.35
Total Movie Revenue	$18.37	$19.21	$19.61	$18.02	$17.54
Direct Profit	$10.40	$11.23	$11.04	$10.08	$9.83
Operations Expense	$2.33	$2.20	$2.52	$2.30	$2.94
EBITDA	$5.97	$6.45	$6.23	$5.47	$5.04
Balance Sheet & Leverage Statistics
Total Debt	$261,633	$258,633	$265,633	$270,633	$265,670
Average Interest Rate During Period	3.9%	4.3%	4.9%	3.9%	5.0%
Debt/Book Capitalization	75.8%	72.2%	71.5%	69.9%	67.5%
Debt/12 months EBITDA(1)	3.9	4.1	4.4	4.4	4.1
12 months EBITDA/Annualized Interest Expense(1)	4.6	4.4	3.9	3.5	3.3

(1)
Calculated based on provisions included in Amended Senior Bank Credit Facility.

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  Exhibit 99.1